UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 17, 2007

Allegiant Travel Company
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-33166	20-4745737
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3301 N. Buffalo Drive, Suite B-9, Las Vegas, Nevada		89129
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	702-851-7300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

See disclosure under Item 5.02 below for a description of a Restricted Stock Agreement entered into with John Redmond.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 17, 2007, the Board of Directors of Allegiant Travel Company (the "Company") has selected John Redmond to fill a vacancy on the Board and has designated him to serve on the Audit and Nominating Committees of the Board. Mr. Redmond is a limited partner in a partnership with which the Company has entered into a lease agreement under which the Company will move all of its Las Vegas operations into a single premise. The lease agreement has a ten year term with base rental beginning at the rate of $1.3 million per year. The lease was entered into prior to Mr. Redmond being elected as a Director. Other than this lease, Mr. Redmond has not been a party to, nor has he had a material interest in, any transaction with the Company nor is there any currently proposed transaction.

In connection with his election as a Director, Mr. Redmond was granted 1,000 shares of restricted stock which are to vest over a two-year period. The restricted stock is evidenced by a Restricted Stock Agreement entered into between the Company and Mr. Redmond.

Also, on October 17, 2007, the Company elected Andrew Levy to serve as the Company’s Chief Financial Officer and Scott Sheldon as the Company’s Principal Accounting Officer.

Andrew Levy, age 38, has served as an officer of Allegiant since June 2001 and is, and will continue to be, responsible for the Company’s planning, scheduling, fuel purchasing and corporate development. From February 1998 to March 2001, Mr. Levy held various management positions at Mpower Communications. From July 1996 to February 1998, Mr. Levy worked on airline advisory and transactional work as a vice president with Savoy Capital, an investment company focused on the aviation sector. From 1994 to 1996, Mr. Levy held various positions with ValuJet Airlines including director of contracts with responsibilities for stations agreements, insurance, fuel purchasing and other related activities.

Scott Sheldon, age 29, has served as director of accounting of the Company since May 2005. Prior to that, Mr. Sheldon served as accounting manager of the Company from January 2004 until May 2005. From November 2001 until January 2004, Mr. Sheldon worked as a certified public accountant for the Perry-Smith, LLP regional public accounting firm in Sacramento, California.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 17, 2007, the Board of Directors of the Company approved an amendment to the Company’s By-Laws to clarify that the Company shall be authorized to issue uncertificated shares of stock.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits

Exhibit No. Description of Document

3.1 Amendment to By-Laws adopted on October 17, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allegiant Travel Company

October 23, 2007	By:	/s/Maurice J. Gallagher, Jr.

Name: Maurice J. Gallagher, Jr.
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

3.1	Amendment to By-Laws